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                          EPSTEIN BECKER & GREEN, P.C.
                                250 PARK AVENUE
                            NEW YORK, NEW YORK 10177

                                                           May 27, 1997


1997 Corp.
315 West 106th Street, 4th Floor
New York, New York 10025

         Re:   Registration Statement on Form SB-2
               1997 Corp.
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Ladies and Gentlemen:

         We have acted as counsel to 1997 Corp., a Delaware corporation (the "Company") in connection with the Company's registered public offering (the "Public Offering") of 30,000 shares of the Company's $.001 par value common stock ("Common Stock"), pursuant to a Registration Statement dated April 4, 1997 and post-effective Amendment No. 1 thereto dated May 28, 1997, respectively (Registration No. 333-24671) (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

         We have examined copies of said Registration Statement and the exhibits thereto under the Securities Act of 1933, as amended. We have conferred with officers of the Company and have examined the originals, or photostatic, certified or conformed copies, of such records of the Company, certificates of officers of the Company, certificates of public officials, and such other documents as we have deemed relevant and necessary, as a basis for the opinions set forth herein. In connection with such examinations, we have assumed the authenticity of all documents submitted to us as originals or duplicate originals, the conformity to original documents of all document copies, the authenticity of the respective originals of such latter documents, and the correctness and completeness of such certificates. Finally, we have obtained from officers of the Company such assurances as we have considered necessary for the purposes of this opinion.

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1997 Corp.
May 27, 1997
Page 2

         On the basis of the foregoing, and such other matters of fact and questions of law as we have deemed relevant in the circumstances, and in reliance thereon, it is our opinion that:

         The issuance of the 30,000 shares of Common Stock referred to in paragraph one of this opinion has been duly authorized by the Board of Directors of the Company, and upon payment of the subscription price provided in the Registration Statement at the time a post-effective amendment is declared effective by the Securities and Exchange Commission, will be validly issued, fully paid and non-assessable.

         The undersigned hereby consent to the use of their name in the Registration Statement and the Registration Statement forming a part of the Registration Statement, and to references to this opinion contained therein under the caption of the Registration Statement entitled "Legal Matters."

         This opinion is limited to the matters herein, and may not be relied upon by any other person or for any other purpose other than in connection with the corporate authority for the issuance of the securities described above.

                                            Very truly yours,

                                            EPSTEIN BECKER & GREEN, P.C.

                                            By: /s/ Joseph A. Smith
                                                Joseph A. Smith